As filed with the Securities and Exchange Commission on May 31, 2005
Registration No. 333-100185

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-2844166
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employee Identification Number)

135 East 57th Street
New York, New York 10022
(212) 583-0604
(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)
Russell S. Elmer
General Counsel and
Corporate Secretary
E*TRADE FINANCIAL CORPORATION
135 East 57th Street
New York, New York 10022
(212) 583-0604

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Bruce K. Dallas, Esq.
1600 El Camino Real
Menlo Park, California 94025
(650) 752-2000

     Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

     If any of the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed on continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     This Post-Effective Amendment No. 1 to Form S-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such a date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SHARES

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, as amended (No. 333-100185), which was declared effective on November 26, 2002, is being filed to deregister unsold shares of common stock of the registrant, E*TRADE Financial Corporation. The registrant’s obligation to keep the Registration Statement effective has expired. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all shares of common stock, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 31, 2005.

E*TRADE FINANCIAL CORPORATION

By:	/s/ Mitchell H. Caplan

	Name:	Mitchell H. Caplan
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell H. Caplan

Mitchell H. Caplan	Chief Executive Officer and Director (Principal
	Executive Officer)	May 31, 2005

/s/ Robert J. Simmons

Robert J. Simmons	Chief Financial Officer
	(Principal Financial and Accounting Officer)	May 31, 2005

/s/ George Hayter

George Hayter	Chairman of the Board	May 31, 2005

/s/ William A. Porter

William A. Porter	Chairman Emeritus	May 31, 2005

/s/ Ronald D. Fisher

Ronald D. Fisher	Director	May 31, 2005

/s/ Michael K. Parks

Michael K. Parks	Director	May 31, 2005

/s/ C. Cathleen Raffaeli

C. Cathleen Raffaeli	Director	May 31, 2005

/s/ Lewis E. Randall

Lewis E. Randall	Director	May 31, 2005

Lester C. Thurow	Director

/s/ Donna L. Weaver

Donna L. Weaver	Director	May 31, 2005

/s/ Daryl G. Brewster

Daryl G. Brewster	Director	May 31, 2005

/s/ Stephen G. Willard

Stephen H. Willard	Director	May_31, 2005